SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10700 Bren Road West
Minnetonka, Minnesota 55343

Dear Shareholder:

     On behalf of the board of directors of American Medical Systems Holdings, Inc., I am pleased to invite you to attend our 2004 Annual Shareholders Meeting. The meeting will be held on Thursday, May 6, 2004, at 10:00 a.m. central time, in our offices at 10700 Bren Road West, Minnetonka, Minnesota.

     Our board of directors believes that a favorable vote for the director nominee at the Annual Meeting is in the best interests of AMS and its shareholders, and unanimously recommends a vote FOR the director nominee described in the Notice of Annual Meeting and Proxy Statement. Accordingly, we urge you to carefully review the accompanying materials and promptly vote your shares.

     We hope you will attend the Annual Meeting. Your vote is important to us. Whether or not you attend personally, we urge you to complete, sign, date, and return the enclosed proxy card in the enclosed envelope in order to have your shares represented and voted at the Annual Meeting. If you do attend, your proxy can be revoked at your request in the event you wish to vote in person.

Very truly yours,

Douglas W. Kohrs
Chairman and Chief Executive Officer

April 9, 2004

10700 Bren Road West
Minnetonka, Minnesota 55343

NOTICE OF ANNUAL SHAREHOLDERS MEETING
TO BE HELD THURSDAY, MAY 6, 2004

TO THE SHAREHOLDERS OF AMERICAN MEDICAL SYSTEMS HOLDINGS INC.:

     The 2004 Annual Shareholders Meeting of American Medical Systems Holdings Inc. (“AMS”) will be held on Thursday, May 6, 2004, at 10:00 a.m. central time, in our offices at 10700 Bren Road West, Minnetonka, Minnesota, for the following purposes:

1.	To elect one director to serve for a three-year term, or until his successor is elected and qualified.

2.	To transact other business if properly brought before the Annual Meeting or any adjournment thereof.

     Only shareholders of record as shown on the books of AMS at the close of business on March 19, 2004, will be entitled to vote at the Annual Meeting or any adjournment thereof. Shareholders are entitled to one vote for each share held of record at that time. The Proxy Statement and accompanying proxy card will first be mailed to shareholders on or about April 9, 2004.

By Order of the Board of Directors

Carmen L. Diersen
Secretary

April 9, 2004

INFORMATION CONCERNING THE ANNUAL MEETING
VOTING OF SHARES
HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS
PROPOSAL 1: ELECTION OF DIRECTOR
AUDIT COMMITTEE REPORT
COMPENSATION AND OTHER BENEFITS
PRINCIPAL SHAREHOLDERS AND MANAGEMENT BENEFICIAL OWNERSHIP
CERTAIN TRANSACTIONS
SELECTION OF AUDITORS
OTHER BUSINESS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS FOR THE NEXT ANNUAL MEETING
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
ANNUAL REPORT
APPENDIX A

AMERICAN MEDICAL SYSTEMS HOLDINGS INC.
10700 Bren Road West
Minnetonka, Minnesota 55343

Proxy Statement for
Annual Shareholders Meeting
Thursday, May 6, 2004

INFORMATION CONCERNING THE ANNUAL MEETING

     The Annual Shareholders Meeting of American Medical Systems Holdings Inc. will be held on Thursday, May 6, 2004, at 10:00 a.m. central time, in our offices at 10700 Bren Road West, Minnetonka, Minnesota. Please see the attached Notice of Meeting for the purposes of the meeting.

     A proxy card is enclosed for your use. You are solicited on behalf of the board of directors to MARK, SIGN, DATE, AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED. Postage is not required if mailed within the United States. We will pay the cost of soliciting proxies, including preparing, assembling and mailing the proxies. We will also pay the cost of forwarding such material to the beneficial owners of our voting common stock. Our directors, officers, and regular employees may, for no additional compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for the expenses of forwarding proxy materials to the beneficial owners of our Common Stock.

     Any proxy card given in accordance with this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in the proxy card. Any shareholder giving a proxy may revoke it at any time before its use at the Annual Meeting by:

•	giving written notice of revocation to our Secretary before the Annual Meeting or at the Annual Meeting before the proxy card is used;

•	submitting another duly executed proxy card with a later date; or

•	appearing at the Annual Meeting and voting his or her stock in person.

We expect to mail this proxy statement, the proxy card and notice of meeting to our shareholders on or about April 9, 2004.

VOTING OF SHARES

     Our board of directors has fixed the close of business on March 19, 2004, as the record date for determining the shareholders of AMS who are entitled to notice of and to vote at the Annual Meeting. On March 19, 2004, we had 33,299,868 shares of Common Stock outstanding. For each share of Common Stock that you own of record at the close of business on March 19, 2004, you are entitled to one vote on each matter voted on at the Annual Meeting. The holders of shares of Common Stock do not have cumulative voting rights.

     Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock (16,649,935 shares) is required for a quorum to conduct business. In general, shares of Common Stock represented by a properly signed and returned proxy card will count as shares present at the Annual Meeting to determine a quorum. This is the case regardless of whether the card reflects votes withheld from the election of directors or abstentions (or is left blank) or reflects a “broker non-vote” on a matter. A proxy card reflecting a broker non-vote is any proxy card that is returned by a broker on behalf of its beneficial owner customer and not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote.

     Assuming a quorum is present at the Annual Meeting, any business, except for the election of directors, that may properly come before the Annual Meeting requires the approval of a majority of the shares voting in person or by proxy on that proposal. A plurality of the votes cast in person or by proxy is required to elect the director nominee as described in Proposal 1. Votes withheld from the election of director nominees, therefore, will be excluded entirely from the vote and will have no effect. You may vote for or against a proposal, or may abstain from voting on a proposal. You may vote for the nominee for director, or withhold authority to vote for the nominee. Shares voted as abstaining on a proposal will be treated as votes against the proposal. Broker non-votes on a proposal will be treated as shares not entitled to vote on that proposal and, therefore, will not be counted as voted shares.

     Shares of Common Stock represented by properly executed proxy cards will be voted as directed on the proxy cards. Proxies signed by shareholders, but lacking any voting instructions, will be voted in favor of the director nominee. The proxies named on the proxy card will use their judgment to vote such proxies on any other business that may properly come before the Annual Meeting.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

     The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. This rule allows us to send a single set of our annual report and proxy statement to any household at which two or more AMS shareholders reside if we believe that the shareholders are members of the same family. Some banks, brokers, and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both us and our shareholders. It reduces the volume of duplicate information received at your house and helps us reduce our expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instruction forms.

     If your household has previously received a single set of disclosure documents, but you would prefer to receive your own copy this year or in future years, you should contact your bank, broker, or other nominee record holder. We can also deliver a separate copy of either our annual report or proxy statement to any shareholder upon either written request to American Medical Systems Holdings Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, Attention: Investor Relations, or upon verbal request to (952) 930-6000. Similarly, if you share an address with another AMS shareholder and together both of you wish to receive only a single set of our annual disclosure documents, please follow the same instructions.

PROPOSAL 1: ELECTION OF DIRECTOR

Nomination

     Our Bylaws provide that our board of directors shall have at least one member, or a different number of members as may be determined by our board, but in no case shall the board exceed nine members. In accordance with our Amended and Restated Certificate of Incorporation, our board of directors is divided into three staggered classes that are as nearly equal in size as possible. The term of each class of directors is three years, and the term of one class expires each year at our annual meeting of shareholders.

     The terms of two current members of the board will expire at the Annual Meeting. The terms of the remaining five current members of the board will expire as indicated in the table below. The nominating/corporate governance committee of our board has recommended and our board has nominated A. Jay Graf to serve as a director of AMS for a three-year term expiring at the 2007 Annual Meeting of Shareholders, or until his successor is duly elected and qualified. Mr. Graf currently serves as a director and has continuously served from 2001. No arrangements or understandings exist between Mr. Graf and any other person under which Mr. Graf was selected. David W. Stassen, who has served on our board since 1999, is retiring from our board to dedicate more time to other development stage companies with which he is involved. The nominating/corporate governance committee of our board is currently evaluating potential candidates to fill the vacancy that will be created after the Annual Meeting in the seat currently held by Mr. Stassen. The board anticipates filling this vacancy by electing a new director, pursuant to its authority under our bylaws to elect directors in between Annual Meetings, to serve until the 2005 Annual Meeting of Stockholders.

     Under a stockholders agreement, Warburg, Pincus Equity Partners, L.P., which is referred to in this proxy statement as Warburg Pincus, has the right to designate one person to be nominated for election to our board of directors. Currently, Warburg Pincus has designated Elizabeth H. Weatherman as its representative under this agreement. See “Certain Transactions” for more information on this agreement. The board recommends a vote FOR, and solicits proxies in favor of, the election of Mr. Graf for director. It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of Mr. Graf unless otherwise directed by the shareholder. A plurality of the votes cast in person or by proxy is required to elect Mr. Graf for director. If, before the Annual Meeting, the board learns that Mr. Graf will be unable to serve because of death, incapacity, or other unexpected occurrence, the proxies that would have been voted for Mr. Graf will be voted for a substitute nominee selected by the board. The board believes that Mr. Graf will be able to serve for the term of his election. Proxies cannot be voted for more than one person.

Information About the Nominee and Other Directors

     The following is biographical information concerning Mr. Graf, and the other directors presently serving as directors of AMS but not standing for election at the Annual Meeting.

Name	Age	Principal occupation	Director since
Nominee for three-year term expiring in 2007
A. Jay Graf	56	Group Chairman, Office of the President, Guidant Corporation	2001

Directors not standing for election this year whose terms expire in 2005
Richard B. Emmitt	59	Managing Director, The Vertical Group, Inc.	1998
Christopher H. Porter, Ph.D.	60	Principal, Medical Genesis	1998

Directors not standing for election this year whose terms expire in 2006
Douglas W. Kohrs	46	Chairman and Chief Executive Officer	1999
Thomas E. Timbie	46	President, Timbie & Company, LLC	2002
Elizabeth H. Weatherman	44	Managing Director, Warburg Pincus LLC	1998

     Richard B. Emmitt has been a Managing Director of The Vertical Group, Inc., an investment management and venture capital firm focused on the medical device industry, since 1989. Mr. Emmitt currently serves on the board of directors of Wright Medical Group Inc. and Micro Therapeutics Inc., publicly held companies, as well as BioSET Inc., ev3 Inc., Incumed Inc., SURx Inc., Velocimed Inc., and Tepha Inc., all privately held companies.

     A. Jay Graf has served as one of our directors since September 2001. Since 2000, Mr. Graf has been the Group Chairman, Office of the President, of Guidant Corporation, a therapy provider for cardiovascular and vascular disease, responsible for Guidant’s four operating groups. From 1994 until 2000, Mr. Graf served as President of Guidant’s Cardiac Rhythm Management operating group. Mr. Graf currently serves on the board of ATS Medical Inc., a publicly held company.

     Douglas W. Kohrs has served as our Chief Executive Officer and one of our directors since 1999. From 1999 to 2004, he was also our President. In March 2004, he became Chairman of our Board of Directors. Mr. Kohrs has 21 years of experience in the medical device industry. He was part of the founding team at Spine-Tech when it was formed in 1991 to develop and commercialize the BAK spinal fusion cage, a novel implantable device to improve the surgical treatment of degenerative disc disease, and was Vice President of Research and Development and Vice President of Marketing. He was general manager of Sulzer Spine-Tech Inc. from 1998 to 1999. Mr. Kohrs currently serves as a director of Disc Dynamics Inc., SpineCore Inc., and Pioneer Surgical Technologies, all of which are privately held companies, and Kyphon Inc., which is a publicly held company engaged in orthopedic medical devices. Warburg Pincus, one of our principal shareholders, is a significant shareholder of Kyphon Inc.

     Christopher H. Porter, Ph.D. is the Principal of Medical Genesis, a consulting company he founded in 1992. His 26 year career in the medical device industry includes research and development and management experience with 3M, Johnson & Johnson and Pfizer Inc., as well as several early stage companies. Dr. Porter also served as our Vice President, Research and Development, from 1981 to 1987. He has introduced over 30 medical products during his career and holds 24 U.S. patents. In 2003, we paid Medical Genesis $54,875 for consulting services provided to us, and reimbursed his company $8,827 for expenses he incurred in connection with those services. See “Certain Transactions” below for more information on this arrangement with Dr. Porter.

     Thomas E. Timbie is the President of Timbie & Company, LLC, a financial and management consulting firm he founded in 2000. Mr. Timbie has over 21 years of financial and accounting experience in a variety of industries with particular emphasis on medical devices. From January 2000 to October 2000, he was the Interim Vice President and Chief Financial Officer of e-dr. Network, Inc., a business-to-business exchange in the optical market. From April 1996 to December 1999, Mr. Timbie was the Vice President and Chief Financial Officer of Xomed Surgical Products, Inc., which was acquired by Medtronic, Inc. in November 1999. Mr. Timbie is currently a director and the audit committee chairman of

Wright Medical Group Inc., Indus International Inc., and Medical Staffing Network Holdings Inc. Warburg Pincus, one of our principal shareholders, is a significant shareholder of all these companies.

     Elizabeth H. Weatherman is a Managing Director of Warburg Pincus LLC, where she has been a member of the health care group since 1988. She is responsible for Warburg Pincus’ medical device investment activities. Ms. Weatherman currently serves on the board of directors of publicly held Wright Medical Group Inc., Kyphon Inc., and Micro Therapeutics Inc., as well as several privately held medical device companies. Ms. Weatherman also serves on the compensation committee of each of the foregoing boards.

Board and Board Committees

     Our board of directors held seven meetings, including five regularly scheduled meetings and two special meetings during 2003. Each member of our board of directors attended 75 percent or more of the board meetings held while they were directors and the committees of the board on which the director served with the exception of David Stassen who attended 71 percent of the board meetings. Our board of directors recently adopted a policy that directors are encouraged to attend our annual meetings of shareholders, and we expect most of our directors will attend this Annual Meeting. Mr. Kohrs is the only director who attended last year’s meeting.

     All of our directors, except Mr. Kohrs, are “independent” directors, as defined by the current Nasdaq listing standards. Our independent directors hold meetings (at least two times each year), referred to as “executive sessions,” at which only the independent directors are present. We have appointed Ms. Weatherman as our lead independent director to preside at these executive sessions of our independent directors.

     In February 2004, our board of directors amended our audit committee charter and adopted a compensation committee charter and a nominating/corporate governance committee charter. We have posted these documents on our corporate website: www.AmericanMedicalSystems.com. A copy of our updated audit committee charter is also attached to this proxy statement as Appendix A.

Audit Committee

     The audit committee provides assistance to the board to satisfy its fiduciary responsibilities for our accounting, auditing, operating, and reporting practices. The committee oversees the financial reporting process, has the sole authority to appoint, compensate, retain, and oversee the work of our independent auditors, and reviews and pre-approves all audit services and permissible non-audit services performed by our independent auditors. It also establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; reviews and either approves or disapproves of all related party transactions; and performs other related duties delegated to it by the board. The audit committee currently consists of Mr. Timbie (chair), Mr. Emmitt, and Mr. Stassen. All of the members of the audit committee are “independent” directors as defined by the current Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission. In addition, our board has determined that Mr. Timbie is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. During fiscal 2003, the audit committee met six times.

Compensation Committee

     The compensation committee reviews general programs of compensation and benefits for all of our employees. The committee establishes the compensation levels and compensation philosophy and policy for our senior management, which includes reviewing and approving corporate goals and objectives relevant to their compensation; reviewing and evaluating their performance; monitoring the effectiveness of our benefit plans and, where appropriate, approving changes; reviewing and approving, or recommending to the full board of directors, executive incentive compensation plans and stock-based compensation; supervising and overseeing the administration of our incentive compensation and stock based programs; and reviewing the compensation levels of independent directors from time to time. The committee also serves as the disinterested administrator of our 2000 Equity Incentive Plan and Employee Stock Purchase Plan. The compensation committee currently consists of Mr. Graf (Chair) and Ms. Weatherman. Both of the members of the compensation committee are “independent” directors as defined by the current Nasdaq listing standards. During 2003, the compensation committee had two formal meetings and several informal meetings. The compensation committee also took action by unanimous written consent multiple times in 2003.

Compensation Committee Interlocks and Insider Participation

     During 2003, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had an executive officer serving as a member of our board of directors or compensation committee.

     Ms. Weatherman is a managing director and member of Warburg Pincus LLC. Under a shareholders agreement, Warburg Pincus has the right to designate one person to be nominated for election to our board of directors. Warburg Pincus has designated Ms. Weatherman as its representative under this agreement. See “Certain Transactions” for more information regarding this agreement.

Nominating/Corporate Governance Committee

     The nominating/corporate governance committee reviews and makes recommendations to the Board regarding the size and composition of the board; considers and recruits candidates for director nominees based upon recommendations from current outside directors, members of management, outside consultants or search firms, and shareholders; recommends on an annual basis a slate of director nominees for approval by the board and the shareholders; reviews our committee structure and membership; reviews and advises the Board regarding our corporate governance standards; and advises the board on emerging corporate governance matters. The nominating/corporate governance committee currently consists of Ms. Weatherman (chair) and Mr. Porter. All of the members of the nominating/corporate governance committee are “independent” directors as defined by the current Nasdaq listing standards. We established the nominating/corporate governance committee in February 2004.

     In evaluating and determining whether to recommend a person as a candidate for election as a director, the nominating/corporate governance committee’s criteria reflects the requirements of the recently adopted Nasdaq rules with respect to independence and the following factors: the needs of the Company with respect to the particular talents and experience of its directors, personal and professional integrity of the candidate, level of education and/or business experience, broad-based business acumen, the level of understanding of the Company’s business and the medical device industry, strategic thinking and a willingness to share ideas, and diversity of experiences, expertise and background. The committee will use these and other criteria that the committee deems appropriate to evaluate potential nominees and will not evaluate proposed nominees differently depending upon who has made the recommendation.

     The nominating/corporate governance committee will consider proposed nominees whose names are submitted to it by shareholders.. It has not adopted a formal process for that consideration because it believes that its informal consideration process will be adequate. The nominating/corporate governance committee intends to review periodically whether a more formal policy should be adopted.

     Any shareholder who desires to recommend a nominee for director must submit a letter, addressed to Corporate Secretary, American Medical Systems Holdings Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, and which is clearly identified as a “Director Nominee Recommendation.” All recommendation letters must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder. Shareholders who wish to make a recommendation for a nominee to be elected at our 2005 Annual Meeting must submit their recommendation by December 9, 2004, to allow time for meaningful consideration and evaluation of the nominees by the nominating/corporate governance committee.

Corporate Governance

     We continue to monitor developments in the area of corporate governance and will continue to evaluate Board duties and responsibilities with the intention of maintaining full compliance. In February 2004, our board of directors adopted corporate governance standards and a code of ethics for senior financial management. We have posted these documents on our corporate website. We also have a code of conduct for all directors, officers, and employees which we will post on our website by May 4, 2004.

Corporate Governance Standards

     Our corporate governance standards provide guidelines which govern the qualifications and conduct of our board. Our standards are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the Nasdaq National Market System. Our corporate governance standards address: regular meetings of our board of directors, attendance by directors at annual meetings of shareholders, conduct of board meetings, regular meetings of independent directors, director access to executive officers and employees, the composition, membership and selection of our board of directors, the compensation of our directors, the organization and basic function of board committees, the evaluation of the performance of our chief executive officer, and shareholder communications with directors.

Code of Ethics for Senior Financial Management

     Our code of ethics for senior financial management meets the requirements of the Securities and Exchange Commission. It applies to our chief executive officer, chief financial officer, controller, and other employees performing similar functions who have been identified by the chief executive officer. We have posted our code of ethics for senior financial management on our website. We intend to disclose any amendments to and any waivers from a provision of our code of ethics for senior financial management on our website within five business days following the amendment or waiver.

Code of Conduct for all Directors, Officers, and Employees

     We have a code of conduct that applies to all officers, directors, and employees. The code is designed to deter wrongdoing and promote (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) compliance with applicable laws and regulations, including full, fair, timely, and understandable disclosure in all regulatory or public communications; and (3) prompt internal reporting of violations of the code to the appropriate persons who are identified in the code. We intend to post our code of conduct on our website by May 4, 2004.

Director Compensation

     Our current policy is to pay directors who are not employees of AMS or representatives of one of our shareholders, our “non-affiliated directors,” a fee of $1,500 for attending each regularly scheduled meeting of our board, regardless of whether attendance is in person or by telephone. We do not pay this fee, however, if our board holds a telephone meeting solely to approve actions a committee of our board recommends. We also reimburse our non-affiliated directors for reasonable out-of-pocket expenses incurred in connection with attending regularly scheduled meetings of our board. Messrs. Graf, Porter, and Timbie are our only non-affiliated directors. In addition to payments for attending board meetings, we pay Mr. Timbie an annual retainer of $75,000 for serving as chair of our audit committee. We do not compensate our directors who are employees of AMS or representatives of our shareholders for service on our board.

     In addition, it is our policy to grant stock options to our non-affiliated directors, other than the chair of our audit committee. In January 1999, we granted Dr. Porter a non-qualified stock option to purchase 75,000 shares of our Common Stock at an exercise price of $1.67 per share, and in September 2001 we granted Mr. Graf a non-qualified stock option to purchase 100,000 shares of our Common Stock at an exercise price of $16.05 per share. These options have an exercise price equal to the fair market value of the shares on the date of grant, and vest over a four-year period from the date of grant, as long as the non-affiliated director continues to serve on our board. The options expire ten years from the date of grant. No other options have been granted to any other person for service as one of our directors. We do not intend to grant Mr. Timbie any stock options for serving on the board as long as he is chair of our audit committee.

AUDIT COMMITTEE REPORT

     The responsibility of the audit committee of the board of directors is to oversee the Company’s accounting and financial reporting processes and the audits of its consolidated financial statements. Management is responsible for the Company’s accounting and financial reporting processes and for preparing the Company’s consolidated financial statements. Ernst & Young LLP, the Company’s independent auditor, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States.

     In the performance of its oversight function, the audit committee reviewed and discussed the Company’s audited financial statements with management and Ernst & Young. Management and Ernst & Young represented that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89, and 90. These statements set forth requirements pertaining to the independent auditor’s communications with the audit committee regarding the conduct of the audit.

     The audit committee received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. ISB Standard No. 1 requires the independent auditor to disclose in writing to the audit committee all relationships between the auditor and the Company that, in the auditor’s judgment, reasonably may be thought to bear on independence and to discuss the auditor’s independence with the audit committee. The audit committee discussed with Ernst & Young its independence and considered in advance whether the provision of any non-audit services by Ernst & Young is compatible with maintaining their independence.

     Based on the reviews and discussions of the audit committee described above, in reliance on the unqualified opinion of Ernst & Young regarding the Company’s audited consolidated financial statements, and subject to the limitations on the responsibilities of the audit committee discussed above and in the audit committee’s charter (a copy of which is attached as Appendix A), the audit committee recommended to the board of directors, and the board of directors approved, that such financial statements be included in the Company’s annual report on Form 10-K for the year ended January 3, 2004.

     The foregoing report is provided by the undersigned members of the audit committee of the board of directors: Thomas E. Timbie (Chair), Richard B. Emmitt, and David W. Stassen.

Audit and Non-Audit Fees

     The following table presents the aggregate fees billed for professional audit and non-audit fees for services rendered by Ernst & Young LLP in 2002 and 2003. Other than as set forth below, no professional services were rendered or fees billed by Ernst & Young during these years. All services rendered by Ernst & Young were permissible under applicable laws and regulations, and all services provided after May 6, 2003, were approved in advance by the audit committee in accordance with the rules adopted by the Securities and Exchange Commission to implement requirements of the Sarbanes-Oxley Act of 2002, except for services performed after May 6, 2003 pursuant to an agreement already in existence prior to May 6, 2003. Our audit committee has adopted policies and procedures pursuant to which audit, audit-related, and tax services, and all permissible non-audit services, are pre-approved, and our audit committee is informed of each service actually rendered that was approved through its pre-approval process.

	Aggregate amount billed		Share of total
	2002	2003	2002	2003
Audit fees (1)	$318,480	$416,805	30.2%	67.7%
Audit-related fees (2)	24,900	55,285	2.4%	9.0%
Tax fees (3)	644,374	119,768	61.1%	19.5%
All other fees (4)	67,622	23,612	6.4%	3.8%

Total	$1,055,376	$615,470	100.0%	100.0%

1.	Annual and statutory audits of our financial statements for 2002 and 2003, and reviews of the financial statements included in our Forms 10-Q for 2002 and 2003.

2.	Audits of employee benefit plans.

3.	Tax preparation and consulting.

4.	Human resource consulting.

COMPENSATION AND OTHER BENEFITS

Summary of Compensation

     The following table shows the compensation earned for the past three years by our Chief Executive Officer and our other four most highly compensated executive officers in 2003. The executives named in this table are referred to in this proxy statement as our named executive officers.

Summary Compensation Table

				Long-term
				compensation:
	Annual compensation			securities
				underlying	All other
Name and principal position	Year	Salary	Bonus (1)	option awards	compensation(6)
Douglas W. Kohrs (2)	2003	$304,039	—	150,000	$2,444
Chairman and	2002	290,000	$134,618	75,000	2,100
Chief Executive Officer	2001	265,000	122,112	75,000	—

M. James Call (3)	2003	$235,000	—	35,000	$15,256
Executive Vice President	2002	225,000	$86,130	—	12,528
Strategic Planning & Development	2001	91,239	35,689	315,000	3,583

Martin J. Emerson (4)	2003	$215,000	—	80,000	$12,754
President and	2002	190,000	$84,590	40,000	12,410
Chief Operating Officer	2001	180,000	—	40,000	6,900

Lawrence W. Getlin	2003	$205,000	—	35,000	$12,861
Vice President, Regulatory,	2002	190,000	$62,472	25,000	11,813
Medical Affairs, and Quality Assurance	2001	180,000	61,092	25,000	7,725

Ross Longhini (5) Executive Vice President, Chief Technology Officer	2003	$215,000	—	200,000	$69,022

1.	Cash bonuses for services rendered have been included as compensation for the year earned, even though such bonuses were actually paid in the following year.

2.	In March 2004, Mr. Kohrs became Chairman of our board of directors. Prior to March 2004, he was also President.

3.	Mr. Call’s first day of employment was July 30, 2001. In March 2004, Mr. Call became Executive Vice President, Strategic Planning and Development. Prior to that, he was Chief Financial Officer.

4.	Mr. Emerson became Chief Operating Officer in August 2003 and President in March 2004. Prior to that time, he served as an executive officer of the Company in other capacities.

5.	Mr. Longhini’s first day of employment was January 1, 2003.

6.	Except for $60,000 paid in connection with Mr. Longhini’s initial employment with us, these amounts consist of matching contributions we paid to our named executive officers under our Savings and Investment plans and profit sharing plans.

Stock Option Grants and Exercises in 2003

     The following table sets forth certain information concerning stock options granted during 2003 to each of our named executive officers:

					Potential realizable
	Number of	Percent of			value at assumed annual
	securities	total options	Exercise		rates of stock price appre-
	underlying	granted to	or base		ciation for option term (2)
	options	employees	price per	Expiration
Name	granted (1)	in 2003	share	Date	5 percent	10 percent
Douglas W. Kohrs	150,000	14.0	15.99	02/06/2013	1,508,400	3,822,600
M. James Call	35,000	3.3	15.99	02/06/2013	352,000	891,900
Martin J. Emerson	80,000	7.4	15.99	02/06/2013	804,500	2,038,700
Lawrence W. Getlin	35,000	3.3	15.99	02/06/2013	352,000	891,900
Ross Longhini	200,000	18.6	16.16	01/01/2013	2,032,600	5,151,000

1.	Twenty-five percent of the shares underlying these options vested on December 31, 2003. The remaining shares underlying the options vest in 6.25 percent increments on the last day of each calendar quarter following December 31, 2003, as long as the named executive officer is providing services on each of these dates, so that the entire option is fully vested four years after the date of grant. All of these options were granted under our 2000 Equity Inventive Plan. See “Change in Control Arrangements” below for a discussion of the treatment of options in the event we experience a change in control.

2.	In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5 percent and 10 percent compounded annually from the date the options were granted until their expiration date, and do not reflect our estimates of our future common stock prices. The gains shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend upon the future performance of our Common Stock, the executive’s continued employment with us or our subsidiaries, and the date on which the options are exercised. The amounts represented in this table might not be achieved.

Aggregated Option Exercises in 2003 and 2003 Year-end Option Values

     None of our named executive officers exercised any stock options during 2003. The following table sets forth information concerning the value of unexercised stock options held by the named executive officers as of January 3, 2004.

	Number of securities
	under-lying unexercised		Value of unexercised in-the-money
	options January 3, 2004		Options at January 2, 2004 (1)
Name	Exercisable	Unexercisable	Exercisable	Un-exercisable
Douglas W. Kohrs	571,876	178,124	9,997,543	984,917
M. James Call	205,625	144,375	1,283,888	893,812
Martin J. Emerson	196,250	113,750	2,259,919	779,106
Lawrence W. Getlin	186,876	48,124	3,318,766	262,151
Ross Longhini	50,000	150,000	285,500	856,500

1.	Represents the difference between $21.87, the closing price on Nasdaq of our Common Stock on January 2, 2004, and the exercise price of in-the-money options, without consideration of applicable income taxes.

Securities Authorized for Issuance Under Equity Compensation Plans

     We maintain two compensation plans for issuing our Common Stock: our 2000 Equity Incentive Plan and our Employee Stock Purchase Plan, both approved by our shareholders. Our Employee Stock Purchase Plan permits employees to use payroll deductions to purchase shares of our Common Stock at discounted prices; we do not include shares issued under this plan in our calculation of pro forma net income under FASB Statement No. 123, Accounting for Stock-Based Compensation.

We have issued 167,040 shares of Common Stock under our Employee Stock Purchase Plan and we have 132,960 shares available for issuance. These shares include the 2003 fourth quarter shares that were granted by January 30, 2004.

     The following table sets forth information as of January 3, 2004, regarding the number of shares of our Common Stock that may be issued under our 2000 Equity Incentive Plan:

Equity Compensation Plan Information

	Column A:	Column B:	Column C:
	Number of securi-	Weighted-	Number of securities remaining
	ties to be issued	average exercise	available for future issuance under
	upon exercise of	price of out-	equity compensation plans (excluding
Plan category	outstanding options	standing options	securities reflected in Column A)
Equity compensation plans approved by shareholders	3,774,489	$11.72	1,834,619
Equity compensation plans not approved by shareholders	—	—	—
Total	3,774,489	$11.72	1,834,619

     As of March 19, 2004, options to purchase an aggregate of 4,175,556 shares were outstanding under our 2000 Equity Incentive Plan and 1,278,072 were available for future awards.

Executive Employment Agreements

     We entered into employment agreements with Mr. Kohrs, Mr. Call, and Mr. Longhini at the time or their initial employment with us. These agreements have an initial term of two years and automatically renew for successive one-year periods until either we or the executive provides notice of termination. The agreements provide for base salary, participation in incentive compensation plans adopted by our board of directors, and an initial grant of options to purchase shares of our common stock. The salary and bonus we have paid and the stock options we have granted to Mr. Kohrs, Mr. Call, and Mr. Longhini in the last three years are included in the Summary Compensation Table above. The stock options granted to our executives vest over a period of four years on the same basis as options granted to all employees. The agreements also entitle the executives to participate in our other standard benefit programs and contain customary confidentiality and non-competition provisions.

     The agreements also generally include the following termination benefits:

•	If we terminate the executive without cause, we are required to continue to pay the executive his or her salary and provide health and welfare benefits for twelve months following termination. In certain cases, we would also be required to pay a portion of any incentive bonus for the year in which termination occurs. If the executive accepts other employment during the twelve-month period, we would be entitled to deduct compensation that he or she receives from a new employer from the salary we are obligated to pay during the twelve-month period.

•	If we terminate the executive without cause, or if the executive terminated employment for a good reason, such as diminution in responsibility or relocation, during the twelve-month period immediately following a change of control, we (or our successor) would be required to pay the executive a lump sum equal to his or her annual salary, plus his or her target bonus; provide, at our cost, continuation of health and welfare benefits for twelve months; and all outstanding stock would immediately vest and be exercisable. In addition, if any payments (including the acceleration of stock options) we made to the executive in connection with a change in control were subject to “excise tax” we would be required to make an additional cash “gross-up payment” to the executive in an amount such that after payment by the executive of all taxes, including any excise tax imposed upon the gross-up payment, the executive would retain an amount of the gross-up payment equal to the excise tax.

     In addition, we entered into an agreement with Carmen L. Diersen in March 2004 in connection with her employment with us as Chief Financial Officer. Our agreement with Ms. Diersen contains the terms described above and provides for an annual base salary of $230,000 and an initial grant of options to purchase 230,000 shares of our common stock.

Change in Control Arrangements

     Under our standard agreement covering stock option grants, including agreements with our executive officers, if our Company underwent a change in control and, within nine months (twelve months in the case officers with employment agreements described above) after the change of control, we terminated the employee’s employment for any reason other than death, disability, or cause, or the employee terminated his or her employment with us for a good reason, then without any action by the administrator of the plan, all outstanding options would become immediately exercisable in full and could remain exercisable for a period of up to twelve months from the date of termination depending upon the reason for the employee’s termination.

     For purposes of the plan, a change in control would be deemed to have occurred, among other events, upon:

•	a reorganization, merger, consolidation or disposition of all or substantially all of our assets, unless following such transaction:

-	our shareholders beneficially own more than 60 percent of the outstanding stock of the resulting entity after the transaction;

-	no non-affiliate owns 50 percent or more (on a fully diluted basis) of the outstanding stock of the resulting entity after the transaction; and

-	at least a majority of the members of the board of the resulting entity had been members of our board at the time of the transaction;

•	the sale of at least 80 percent of our assets to an unrelated party;

•	the approval by our shareholders of a complete liquidation or dissolution of our company;

•	any unrelated party purchased 50 percent or more of our then outstanding shares of common stock, taking into account shares that could be issued upon the exercise of outstanding stock options, or 50 percent or more of the combined voting power of our then outstanding securities ordinarily having the right to vote at the election of directors; or

•	the current members of our board, or future members of our board who were approved by at least two-thirds of our current board, ceased to constitute at least a majority of the board.

     In addition, we have agreed to provide cash severance benefits to three of our executive officers if their employment is terminated in certain circumstances following a change in control, as described above under “Employment Agreements.”

Non-funded Deferred Compensation and Supplemental Savings Plan

     We maintain an unfunded nonqualified deferred compensation plan, to provide certain management employees, including all of our executive officers, the opportunity to defer receipt of their compensation and receive credit for the matching contribution that is unavailable under our 401(k) plan because of limits imposed by the Internal Revenue Code. Our matching formula is the same as for all other of our 401(k) plan participants: 100 percent of the deferral up to 2 percent of compensation and 50 percent of the deferrals from 2 percent to 6 percent of compensation. We credit the deferrals and match to a bookkeeping account maintained for each participant. In addition, the participants receive an earnings credit to their account based on the measuring investments selected by the participant from the group of investments available under our 401(k) plan. Participants will receive a lump sum distribution equal to their account balance following termination of their employment with us.

Stock Performance Graph

     The following graph compares the annual cumulative total shareholder return on our Common Stock from August 10, 2000, the date of our initial public offering, until January 3, 2004, with the annual cumulative total return over the same period of the Nasdaq Market Value Index and a Comparable Company Index (the Media General Industry Group 521 Index for medical appliances and equipment). Media General Financial Services prepared the data points.

     The comparison assumes the investment of $100 in each of our Common Stock, the Nasdaq Market Value Index and the Comparable Company Index on August 11, 2000, and the reinvestment of all dividends.

	8/11/00	12/31/00	12/29/01	12/28/02	1/3/04
AMS Common Stock	$100.00	137.30	182.92	140.37	189.15
Comparable Company Index	100.00	111.03	105.67	100.13	127.68
NASDAQ Market Index	100.00	65.48	52.50	36.41	54.74

Compensation Committee Report on Executive Compensation

     The principal components of our executive compensation are salaries, performance bonuses, and stock options. We compare our compensation programs with the executive policies, practices, and compensation data at other companies of similar size and complexity, or that operate in a similar business environment, with a primary comparison to other medical device manufacturers.

     Salaries for our executive officers, including our chief executive officer, and other key managers, are based on the level of the person’s responsibility and experience, individual and corporate performance, and competitive compensation comparisons. The compensation committee determines the salary for Mr. Kohrs, our chief executive officer, and all other executive officers and key managers considering these factors and the recommendations of Mr. Kohrs. These determinations are reviewed and approved by the full board of directors.

     Bonuses for our executive officers and key managers are based on corporate revenues and operating income. For 2003, the Management Incentive Compensation Plan allowed eligible participants to earn bonuses up to a stated percentage of their base salary. The bonuses would have been paid in the first quarter of 2004 based on achievement of the 2003 performance goals. Under this plan, Mr. Kohrs was eligible to earn a bonus up to a maximum of 70 percent of his base salary if we achieved 120 percent or more of our financial objectives; other executive officers were eligible to earn a bonus up to a maximum of 65 percent of their base salary if we achieved 150 percent or more of our financial objectives. In 2003, we did not achieve the minimum financial objectives set forth in the 2003 Management Incentive Compensation Plan and, accordingly, none of our executive officers received a bonus for 2003. For 2004, bonuses for our executive officers are based on revenue growth and operating profit, and will be paid quarterly based on revenue growth and operating profit over the preceding twelve months.

     We use stock options to attract and retain key executives, including our chief executive officer, and provide an incentive to create long-term shareholder value. The price at which the options can be exercised equals the fair market value of our Common Stock on the date of grant. All executive officers employed by us during 2003, including our chief executive officer, were granted stock options under our 2000 Equity Incentive Plan in 2003. See “Compensation and Other Benefits” above for more information on the stock options we granted to Mr. Kohrs and our named executive officers in year 2003.

     The compensation committee believes its approach to executive compensation will provide competitive base compensation, establish strong incentive to achieve our strategic objectives, and align the executives’ interests with those of our shareholders.

     Submitted by A. Jay Graf (Chair) and Elizabeth H. Weatherman.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT BENEFICIAL OWNERSHIP

     The following table presents information about the beneficial ownership of our Common Stock (including our voting and non-voting common stock) as of March 19, 2004, unless otherwise indicated. The information is given for: each shareholder who we know beneficially owns more than five percent of our outstanding Common Stock, each of our directors, each of the named executive officers, and all of our directors and executive officers as a group.

     Unless otherwise indicated, the business address for each of our shareholders in the table is 10700 Bren Road West, Minnetonka, Minnesota 55343, and each shareholder exercises sole voting and investment power over the shares reflected in the table.

		Total shares	Beneficial
	Shares subject	beneficially	ownership
Name of beneficial owner	to options	owned (1)	share of total(1)
Warburg, Pincus Equity Partners, L.P. (2)	—	5,854,172	17.6%
FMR Corp. (3)	—	2,877,400	8.6%
Westcap Investors, LLC(4)	—	2,109,697	6.3%
Franklin Resources, Inc.(5)	—	1,819,868	5.5%

Richard B. Emmitt (6)	—	409,877	1.2%
A. Jay Graf	62,500	62,500	*
Douglas W. Kohrs	590,624	786,577	2.3%
Christopher H. Porter	75,000	75,000	*
David W. Stassen (7)	—	388,195	1.2%
Thomas E. Timbie	—	—	*
Elizabeth H. Weatherman (8)	—	5,856,645	17.6%

M. James Call	227,499	261,164	*
Martin J. Emerson	215,625	222,813	*
Lawrence W. Getlin	135,636	192,186	*
Ross Longhini	62,500	62,867	*

All directors and executive officers as a group (13 persons) (9)	1,478,445	8,437,323	24.3%

*	Less than one percent of the outstanding shares

1.
Based on 33,299,868 shares of Common Stock outstanding on March 19, 2004. Shares not outstanding, but considered beneficially owned because of the right of a person or member of a group to purchase them within 60 days from March 19, 2004, are treated as outstanding only when calculating the amount and percent owned by such person or group.

2.
The shareholder is Warburg Pincus Equity Partners, L.P., including three related limited partnerships (WPEP). Warburg Pincus & Co. (WP) is the sole general partner of each of these entities. WPEP is managed by Warburg Pincus LLC (WP LLC). Lionel I. Pincus is the managing partner of WP and the managing member of WP LLC, and may be deemed to control both entities. Elizabeth H. Weatherman, one of our directors, is a managing director and member of WP LLC and a general partner of WP. The address of the Warburg Pincus entities is 466 Lexington Avenue, New York, New York 10017.

3.
On February 17, 2004, FMR Corp. reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2003: (i) Fidelity Management & Research Company, a wholly owned subsidiary of

FMR Corp., beneficially owned 2,141,400 shares; (ii) Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., beneficially owned 443,100 shares; and (iii) Fidelity International Limited (FIL), which may be deemed to be an affiliate FMR Corp, beneficially owned 292,900. The Board of Trustees of the Fund has sole voting power for the shares owned by the Fund. The Fund, FMR Corp. (though its control of Fidelity Management & Research Company) and Edward C. Johnson 3rd (Chairman of FMR Corp.) each has the sole power to dispose of the shares owned by the Fund. Mr. Johnson, and various Johnson family members and trusts for their benefit, may be considered, by their stock ownership and the execution of a shareholders’ voting agreement, to form a controlling group of FMR Corp. FIL has sole power to vote and sole power to dispose of the 292,900 shares owned by FIL. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

4.
On February 5, 2004, Westcap Investors, LLC reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2003, it beneficially owned 2,109,697 shares. According to such Schedule 13G, Westcap Investors, LLC has sole voting power with respect to 1,661,813 of these shares and sole dispositive power with respect to 2,109,697 of these shares. Westcap Investors, LLC is an investment adviser. The address of Westcap Investors, LLC is 1111 Santa Monica Blvd., Ste. 820, Los Angeles, CA 90025.

5.
On February 13, 2004, Franklin Resources, Inc. (FRI) reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2003, the shares are beneficially owned by one or more investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. FRI reported that the advisory contracts grant to the applicable investment advisory subsidiaries all investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiaries may be deemed to be the beneficial owner of the shares shown in the table. FRI also reported that Charles B. Johnson and Rupert H. Johnson Jr. (the FRI Principal Shareholders) each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. FRI reported that Franklin Advisors, Inc. and Franklin Private Client Group, Inc., investment advisory subsidiaries, hold sole voting and dispositive power as to 1,550,300 shares and 269,568 shares respectively. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares and are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906.

6.
Mr. Emmitt is an AMS director, and is managing director of The Vertical Group, Inc. and general partner of The Vertical Group, L.P. The Vertical Group, L.P. is the general partner of Vertical Fund I, L.P. and Vertical Fund II, L.P., two of our shareholders. All shares indicated as owned by Mr. Emmitt are included because of his affiliation with The Vertical Group, Inc. and The Vertical Group, L.P. Mr. Emmitt does not own any shares individually and disclaims beneficial ownership of all shares owned by Vertical Fund I, L.P. and Vertical Fund II, L.P.

7.
Mr. Stassen is an AMS director, and is executive vice president of St. Paul Venture Capital, Inc. and a managing member of SPVC Partners I, LLC. As a result of Mr. Stassen’s affiliations with these entities, the shares indicated as beneficially owned by Mr. Stassen include 339,156 shares held by St. Paul Fire and Marine Insurance Company and 9,331 shares held by SPVC Partners I, LLC. St. Paul Fire and Marine Insurance Company has designated St. Paul Venture Capital, Inc. as the manager of the shares it holds directly. St. Paul Venture Capital, Inc. has delegated to a four-member investment committee, of which Mr. Stassen is a member, voting and investment power over the shares held directly by St. Paul Fire and Marine Insurance Company. St. Paul Fire and Marine Insurance Company own a controlling interest and has appointed a majority of the members of the board of directors of St. Paul Venture Capital, Inc. The St. Paul Companies, Inc. owns a controlling interest of St. Paul Venture Capital, Inc. and all of the outstanding ownership interests of St. Paul Fire and Marine Insurance Company. Mr. Stassen disclaims beneficial ownership of the shares held by St. Paul Fire and Marine Insurance Company and SPVC Partners I, LLC, except to the extent of any pecuniary interest he may have therein.

8.
Ms. Weatherman is an AMS director, and is a managing director and member of WP LLC and a general partner of WP. A total of 5,856,645 of the shares indicated as owned by Ms. Weatherman are included because of her affiliation with the Warburg Pincus entities. Ms. Weatherman disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. Ms. Weatherman owns 2,473 shares individually. Her address is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, New York 10017.

9.	The number of shares beneficially owned includes 6,654,717 shares beneficially owned by Mr. Emmitt, Mr. Stassen, and Ms. Weatherman (see footnotes 6, 7, and 8 above).

CERTAIN TRANSACTIONS

     On April 17, 2000, we entered into a stockholders agreement with all of our then existing shareholders. As long as any shareholder who is a party to the shareholders agreement owns at least 20 percent of our outstanding shares of capital stock, we are obligated to nominate and use our best efforts to have two individuals designated by that shareholder elected to our board of directors. We are also obligated to nominate and use our best efforts to have one individual designated by any such shareholder who owns at least 10 percent of our outstanding shares of capital stock elected to our board of directors. Warburg Pincus currently has the right under this stockholders agreement to designate one person to be nominated for election to our board of directors. No other shareholders have the right to designate anyone to be nominated for election to our board of directors.

     On September 1, 1999, we entered into a consulting agreement with Medical Genesis. Dr. Porter, one of our directors, controls Medical Genesis. Under our agreement, Medical Genesis performs consulting services for us as we request up to 2.5 days per month. We pay Medical Genesis $3,500 per month for performing these consulting services and $1,400 a day for each day above 2.5 days. We also pay all reasonable expenses Medical Genesis incurs while performing services for us. This original agreement expired on September 1, 2000, and continues on a month-to-month basis under the same terms. In 2003, we paid Medical Genesis $54,875 for services under this agreement and reimbursed Medical Genesis $8,827 for expenses in connection with those services.

SELECTION OF AUDITORS

     We have not yet selected an accounting firm to perform an independent audit for year 2004 because the audit committee of our board of directors generally makes this selection later in the calendar year. We have requested and expect, however, one or more representatives of Ernst & Young LLP, our independent public accountants for 2003, to be present at the Annual Meeting. These representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

OTHER BUSINESS

     This proxy statement contains all business we are aware of that will be presented at the Annual Meeting. The person or persons voting the proxies will use their judgment to vote for proxies received by the board for other business, if any, that may properly come before the Annual Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than ten percent of our Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Directors, executive officers, and greater than ten percent shareholders are required by SEC regulations to give us copies of all Section 16(a) reports they file. To our knowledge, our directors, executive officers, and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements.

PROPOSALS FOR THE NEXT ANNUAL MEETING

     Shareholder proposals intended to be presented in our proxy materials for the next annual meeting of shareholders must be received by December 9, 2004, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission. A shareholder who wishes to make a proposal at the next annual meeting of shareholders without including the proposal in our proxy statement must notify us by February 22, 2005. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies we solicit for the next annual meeting of shareholders will have discretionary authority to vote on the proposal.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Shareholders may communicate with the board of directors by sending correspondence, in care of our Corporate Secretary, American Medical Systems Holdings Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, with an instruction to forward the communication to the particular director. Our corporate secretary will promptly forward all such shareholder communications to that director.

ANNUAL REPORT

     A COPY OF OUR 2003 ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS WHICH WILL BE FURNISHED UPON PAYMENT OF A FEE) HAS BEEN SENT WITH THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. THE ANNUAL REPORT ON FORM 10-K DESCRIBES OUR FINANCIAL CONDITION AS OF JANUARY 3, 2004.

APPENDIX A

AUDIT COMMITTEE CHARTER
AMERICAN MEDICAL SYSTEMS HOLDINGS INC.

Organization

     There shall be a committee of the Board of Directors (the “Board”) of American Medical Systems Holdings, Inc. (the “Company”) known as the audit committee (the “Committee”). This charter shall govern the operations of the Committee.

Statement of Purpose and Policy

     The purpose of the Committee shall be to oversee the accounting and financial reporting processes of the Company. In doing so, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors and management of the Company.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to engage and determine funding for independent counsel or other advisors as the Committee deems necessary for these purposes and with respect to its other duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and all such advisors, as well as for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Composition and Qualifications

     The members of the Committee shall be appointed by the Board and shall consist of at least three directors. Each member of the Committee shall, at the time of his or her appointment, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall be an “audit committee financial expert,” as defined and required under the federal securities laws and rules and regulations of the Securities and Exchange Commission, as amended from time to time.

     All Committee members shall meet the independence requirements set forth in the federal securities laws and under the rules and regulations established by the Securities and Exchange Commission and the Nasdaq Stock Market, as may be amended from time to time.

     The Board of Directors shall be responsible for determining “independence” of Committee members and qualification of a member as an “audit committee financial expert.”

Responsibilities and Processes

     The primary responsibilities of the Committee are as follows:

•	The Committee shall oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board.

•	The Committee shall have sole authority to appoint, compensate, retain and oversee the work of the Company’s independent auditors. The Company’s independent auditors shall report directly to the Committee.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

•	The audit committee shall meet periodically with management and the independent auditor in separate executive sessions.

•	The Committee shall pre-approve all audit services and permissible non-audit services as provided under the federal securities laws and rules and regulations of the Securities and Exchange Commission, as may be amended from time to time. The chair or any other designated member(s) of the Committee may represent the Committee for such pre-approval purposes, subject to such limits and conditions as the Committee may impose, provided that all such actions by the chair or other member(s) shall be presented to the full Committee at its next scheduled meeting for ratification.

•	The Committee must review and either approve or disapprove all related party transactions.

     The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate.

•	The Committee shall discuss with the auditors their independence from management and the Company. The Committee shall obtain and review a written statement from the auditors regarding their independence consistent with the Independence Standards Board Standard No. 1 or any successor standard, as either may be amended from time to time.

•	The Committee shall discuss with the independent auditors the overall scope and plans for their audits. In addition, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. The Committee has the sole authority to resolve disagreements, if any, between management and the independent auditors.

•	On a periodic basis, but not less than annually, the Committee shall discuss with the independent auditors, reports regarding:

-	the selection of, or any changes in, the Company’s critical accounting policies, and alternative and preferred treatment of financial information under GAAP,

-	the independent auditor’s internal quality-control procedures,

-	any material issues raised by the most recent internal quality control review or peer review of the independent auditor,

-	any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor,

-	any steps taken to deal with any issues described in the two preceding clauses,

-	all relationships between the independent auditor and the Company, and

-	any issues regarding the Company that the independent auditor discussed with its national office.

•	On a periodic basis, but not less than annually, the Committee shall discuss with management their review of the adequacy of the Company’s disclosure controls, the products of such controls, and any findings following such review.

•	Discuss with management and the independent auditor any accounting or other regulatory proposals or matters, correspondence with governmental or other regulatory agencies, and published reports that may have a material effect on the Company’s financial statements.

•	Prior to release, the Committee shall review all announcements of interim and annual financial results, as well as periodic earnings guidance to be publicly released by the Company, and discuss such announcements with management and the independent auditors.

•	The Committee shall review the Company’s interim financial statements with management and the independent auditors prior to filing of the Company’s Quarterly Report on Form 10-Q, including their judgment about the quality (not just acceptability) of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the interim financial statements. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•	The Committee shall review with management and the independent auditors the consolidated financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality (not just acceptability) of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the consolidated financial statements. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Further, the Committee shall indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-K and shall review and approve the report required to be included in the Company’s annual proxy statement.

•	The Committee shall review and reassess the adequacy of this charter at least annually and submit the Charter to the Board for its approval.

     It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

     Approved by American Medical Systems Holdings, Inc. Board of Directors February 5, 2004.

ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, MAY 6, 2004

proxy

This proxy is solicited by the Board of Directors

     The undersigned hereby appoints Douglas W. Kohrs and Carmen L. Diersen, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of voting Common Stock of American Medical Systems Holdings Inc. held of record by the undersigned on March 19, 2004, at the May 6, 2004 Annual Meeting of Shareholders, or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

See reverse for voting instructions.

- Please detach here -

1.	Election of director:	01 Jay Graf

2.	In their discretion, the proxies are authorized to vote upon such other business, as may properly come before the meeting.

☐	Vote FOR the nominee	☐	Vote WITHHELD from the nominee

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR NAMED IN PROPOSAL 1.

Address Change? Mark Box Indicate changes below:	☐	Dated: , 2004

Signature(s) in Box
Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.